UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2018

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY		14604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (585)-736-9400
_____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities

In 2017 VerifyMe, Inc. (the “Company”) authorized a private placement (the “Offering”) with a maximum offering amount of $2,100,000. As discussed in the Company’s filing on January 5, 2018, on Form 8-K, prior to December 2017 the Company raised $1,370,000 in connection with the Offering and in January 2018 the Company’s Board of Directors increased the size of the Offering by an additional $543,000 beyond the $2,100,000 limit.

The Offering has raised a total of $2,635,343 (including the $1,370,000 raised prior to December 2017) from the sale of units with each unit consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. A total of $216,343 was received from officers and directors in connection with the December 2017 and January 2018 portions of the Offering.

All units sold in the Offering were exempt from registration under Section 4(a)(2) of the Securities Exchange Act of 1933 and Rule 506(b) thereunder as transactions not involving a public offering. Each investor acquired the units for investment and without a view to distribution and the Company reasonably believed the investors were accredited investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: January 25, 2018	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	Chief Executive Officer